SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

                                  June 8, 1999
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                Date of Report (Date of earliest event reported)

                             Bell Microproducts Inc.
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             (Exact name of Registrant as specified in its charter)

                                   California
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                 (State or other jurisdiction of incorporation)

          005-43709                                     94-3057566
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    (Commission File No.)                   (IRS Employer Identification Number)

                              1941 Ringwood Avenue
                         San Jose, California 95131-1721
                                 (408) 451-9400
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                    (Address of Principal Executive Offices)

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 2. Acquisition and disposition of assets.

On June 8, 1999 the Registrant completed the sale of its Quadrus Manufacturing division ("Quadrus") to Pemstar Inc. ("Pemstar"). Pemstar is a privately owned company, with headquarters in Rochester, MN. The sale was completed for $34 million in cash, which was paid by Pemstar at the closing date. Any final adjustments to the purchase price will be computed once a closing Balance Sheet is agreed to between the parties.

Substantially all the assets and liabilities of Quadrus were sold. Pemstar, its officers and its directors are unrelated to the Registrant, its officers or its directors.

Item 7. Financial Statements, pro forma financial information and exhibits.

         (a) Not applicable.

         (b) See schedule attached which presents, for the last three fiscal years of the Registrant, a reconciliation of the condensed Statement of Income as previously reported, adjustments on the sale of Quadrus, and pro forma financial information of the remaining continuing business. Information regarding a pro forma condensed balance sheet and interim pro forma condensed income statements were included in the Registrant's Form 10-Q filed on May 15, 1999.

         (c) Exhibits:

             2. Asset Purchase  Agreement between Bell  Microproducts,  Inc. and
                Pemstar, Inc., including Amendment to Asset Purchase Agreement.

             Certain exhibits and schedules to the Agreement are listed on pages
             (iv) and (v) thereto and the Registrant agrees to furnish them supplementally to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Bell Microproducts Inc.

                                            By:____________________________

                                                  Sr. Vice President

                                                  Dated: June 23, 1999